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                           Exhibit 23.2



                CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated December 22, 1994 appearing on page F-2 of the ICO, Inc. Annual Report on Form 10-K for the year ended September 30, 1994.



Price Waterhouse LLP
Houston, Texas
October 20, 1995